EXHIBIT 10.1

RESTRICTED STOCK AGREEMENT

THIS AGREEMENT, dated as of the            day of                    ,             , between Hilltop Holdings Inc., a Maryland corporation (the “Company”), and                                    (the “Participant”).

W I T N E S S E T H

In consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties hereto agree as follows:

1.             Grant and Vesting of Restricted Stock.

(a)           Subject to the provisions of this Agreement and to the provisions of the Hilltop Holdings Inc. 2012 Equity Incentive Plan (the “Plan”), the Company hereby grants to the Participant as of               ,            (the “Grant Date”),              Shares of Restricted Stock.  All capitalized terms used herein, to the extent not defined, shall have the meaning set forth in the Plan.

(b)           Subject to the terms and conditions of this Agreement, the Restricted Stock shall vest and no longer be subject to any restriction on the third anniversary of the Grant Date (the “Restriction Period”).

(c)           Notwithstanding the foregoing, in the event of the Participant’s Termination of Employment during the Restriction Period due to death or Disability (as defined below) or by the Company without Cause (as defined below), a prorated portion of the Shares of Restricted Stock granted hereunder shall immediately vest and no longer be subject to restriction, with such proration determined by multiplying the total number of Shares of Restricted Stock granted hereunder by a fraction, the numerator of which is the number of months during the Restriction Period that the Participant was employed, including the full month in which the Participant’s death or Disability occurs, and the denominator of which is thirty-six (36).  Except as provided in the preceding sentence, in the event of the Participant’s Termination of Employment during the Restriction Period, all Restricted Stock shall be forfeited by the Participant for no consideration effective immediately upon such termination.  For purposes of this Agreement, employment with the Company shall include employment with the Company’s Subsidiaries and those of its successors.  Nothing in this Agreement or the Plan shall confer upon the Participant any right to continue in the employ of the Company or any of its Affiliates or interfere in any way with the right of the Company or any such Affiliates to terminate the Participant’s employment at any time.

(d)           In the event of a Change of Control, to the extent not previously forfeited, the Restricted Stock shall immediately vest in full and no longer be subject to restriction.

(e)           For purposes of this Agreement, the following terms are defined as set forth below:

i.       “Cause” means any of the following: (A) the Participant shall have committed a felony or an intentional act of gross misconduct, moral turpitude, fraud, embezzlement, theft, dishonesty, misappropriation, or criminal conduct adverse to the Company, and the Company shall have determined that such act is materially harmful to the Company; (B) the Company shall have been ordered or directed by any federal or state regulatory agency with jurisdiction to terminate or suspend the Participant’s employment; (C) after being notified in writing by the Company to cease any particular activity, the Participant shall have continued such activity and the Company shall have determined that such act is materially harmful to the Company; or (D) deliberate failure on the part of the Participant (1) to perform the Participant’s principal employment duties, (2) to comply with the policies of the Company and its Affiliates in any material respect, or (3) to follow specific reasonable directions received from the Company and its Affiliates.

ii.      “Disability” means a permanent disability within the meaning of Section 22(e)(3) of the Code, excluding, for purposes of this definition, the last sentence thereof.

2.             Issuance of Shares

(a)           Shares of Restricted Stock shall be evidenced through book-entry registration.  If any certificate is issued in respect of Shares of Restricted Stock, such certificate shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Hilltop Holdings Inc. 2012 Equity Incentive Plan and an Award Agreement.  Copies of such Plan and Agreement are on file at the offices of Hilltop Holdings Inc., 200 Crescent Court, Suite 1330, Dallas, Texas  75201.”

(b)           Subject to Section 6 (pertaining to the withholding of taxes), as soon as practicable after the Restriction Period expires or such earlier vesting date as provided in this Agreement (in each case, provided there has been no prior forfeiture of the Restricted Stock pursuant to the terms of this Agreement), the Company shall issue (or cause to be delivered) to the Participant one or more unlegended stock certificates in respect of the Restricted Stock.

3.             Nontransferability of the Restricted Stock.

During the Restriction Period, the Shares covered by the Restricted Stock shall not be transferable by the Participant by means of sale, assignment, exchange, encumbrance, pledge or otherwise.

4.             Rights as a Stockholder.

Except as otherwise specifically provided in this Agreement, during the Restriction Period the Participant shall have all the rights of a stockholder with respect to the Restricted Stock, including without limitation the right to vote the Restricted Stock and the right to receive any dividends with respect thereto.

5.             Adjustments.

Adjustments to the Restricted Stock (or any of the Shares covered by the Restricted Stock), if any, shall be made in accordance with Section 3 of the Plan.

6.                                                                                      Taxes and Withholding.

No later than the date as of which an amount with respect to any Restricted Stock first becomes includible in the gross income of the Participant or subject to withholding for federal, state, local or foreign income or employment or other tax purposes, the Participant shall pay to the Company, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local or foreign taxes of any kind required by applicable law and regulations to be withheld with respect to such amount.  Unless the Participant has made separate arrangements satisfactory to the Company, the Company may elect to withhold Shares deliverable upon vesting of the Restricted Shares having a fair market value (as determined by the Committee consistent with the Plan) equal to the minimum amount (and not any greater amount) of such tax liability required to be withheld in connection with such vesting of the Restricted Shares, but the Company shall not be obligated to withhold such Shares.  The obligations of the Company under this Agreement shall be conditional on compliance by the Participant with this Section 6.

7.             Notices.

All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by facsimile, overnight courier, or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Participant:	At the most recent address maintained by the Company in its personnel records.

If to the Company:
Hilltop Holdings Inc.,
200 Crescent Court, Suite 1330
Dallas, Texas 75201
Attention:	General Counsel
Facsimile:	(214) 580-5722

or to such other address or facsimile number as any party shall have furnished to the other in writing in accordance with this Section 7.  Notice and communications shall be effective when actually received by the addressee.

8.             Successors and Assigns.

The terms of this Agreement shall be binding upon the Participant and upon the Participant’s heirs, executors, administrators, personal representatives, transferees and successors in interest, and upon the Company and its successors and assignees.  Notwithstanding anything to the contrary in this Agreement, neither this Agreement nor any rights granted herein shall be assignable by the Participant.

9.             Laws Applicable to Construction.

The interpretation, performance and enforcement of this Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without reference to principles of conflict of laws.  In addition to the terms and conditions set forth in this Agreement, the Restricted Stock is subject to the terms and conditions of the Plan, as it may be amended from time to time, which are hereby incorporated by reference.

10.          Severability.

The invalidity or enforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

11.          Conflicts and Interpretation.

In the event of any conflict between this Agreement and the Plan, the Plan shall control.  In the event of any ambiguity in this Agreement, or any matters as to which this Agreement is silent, the Plan shall govern including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (i) interpret the Plan, (ii) prescribe, amend and rescind rules and regulations relating to the Plan, and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan.

12.          Amendment.

This Agreement may be amended or modified by the Committee at any time; provided that no amendment or modification that materially impairs the rights of the Participant as provided by this Agreement shall be effective unless set forth in writing signed by the parties hereto, except such an amendment made to cause the terms of this Agreement or the Restricted Stock granted hereunder to comply with applicable law (including tax law), Applicable Exchange listing standards or accounting rules.  The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

13.          Clawback.

All Shares of Restricted Stock granted pursuant to this Agreement shall be subject to any clawback, recoupment or forfeiture provisions (i) required by law or regulation and applicable to the Company or its Subsidiaries as in effect from time to time or (ii) set forth in any policies adopted or maintained by the Company or any of its Subsidiaries as in effect from time to time.

14.          Headings.

The headings of paragraphs herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Agreement.

15.          Counterparts.

This Agreement may be executed in counterparts, which together shall constitute one and the same original.

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IN WITNESS WHEREOF, as of the date first above written, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and the Participant has hereunto set the Participant’s hand.

HILLTOP HOLDINGS INC.

By:
Name:
Title:

Agreed and acknowledged:

PARTICIPANT

Name: